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                              EMPLOYMENT AGREEMENT

                          BETWEEN SOCIETY CORPORATION

                                AND ROGER NOALL

               THIS EMPLOYMENT AGREEMENT (this "Agreement") is made at Cleveland, Ohio, this 4th day of February, 1994, between SOCIETY CORPORATION, an Ohio corporation ("Society"), and ROGER NOALL, 13705 Shaker Boulevard, Cleveland, Ohio 44120 ("Noall").

                             W I T N E S S E T H:
                             - - - - - - - - - -

               WHEREAS, pursuant to an Agreement and Plan of Merger and a related Supplemental Agreement to Agreement and Plan of Merger, both dated as of October 1, 1993 (collectively, the "Merger Agreement"), by and between Society and KeyCorp, a New York corporation and a bank holding company ("KeyCorp"), Society and KeyCorp have agreed to a merger of KeyCorp into Society in which Society will be the surviving corporation and will be renamed Key Bancshares Inc.;

               WHEREAS, Society and Noall are parties to an employment agreement, made December 5, 1990, pursuant to which Society agreed to continue to employ Noall for a period to end on the date of the 1996 Annual Meeting of Shareholders of Society, unless such period should be extended by mutual agreement; and

               WHEREAS, in connection with the merger of KeyCorp with and into Society (the "Merger"), Society and Noall desire to enter into this Agreement (to become effective at the Effective Time, as defined in the Merger Agreement), pursuant to which Society will continue to employ Noall and Noall will continue to serve Society;

               NOW, THEREFORE, Society (which, pursuant to the Merger Agreement will change its name to Key Bancshares Inc. and is hereinafter sometimes referred to as "Key Bancshares") and Noall, in consideration of the promises and mutual covenants herein contained, agree as follows:

               1.  DEFINITIONS.

               1. 1 ACCOUNTING FIRM. The term "Accounting Firm" means the independent auditors of Key Bancshares for the fiscal year preceding the year in which the earlier of (i) the Termination Date, or (ii) the year, if any, in which occurred the first Change of Control occurring after the Effective Time, and such firm's successor or successors; provided, however, if such firm is unable or unwilling to serve and perform in the capacity contemplated by this Agreement, Key Bancshares shall select another national
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     accounting firm of recognized standing to serve and perform in that capacity under this Agreement, except that such other accounting firm shall not be the then independent auditors for Key Bancshares or any of its affiliates (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended).

          1.2 AGGREGATE INCENTIVE COMPENSATION AWARD. The term "Aggregate Incentive Compensation Award" with respect to Noall for any year shall mean the aggregate annual incentive compensation awards (whether paid in cash, deferred, or a combination of both) payable to Noall under both the Combined Management Incentive Compensation Plan and the Combined Long Term Incentive Compensation Plan for that year. For these purposes, an incentive compensation award payable to Noall under the Combined Long Term Incentive Compensation Plan with respect to any multi-year period will be deemed to be "for" the last year of that multi-year period. Thus, for example, any incentive compensation award payable to Noall under the Combined Long Term Incentive Compensation Plan with respect to the three year period comprised of 1990, 1991, and 1992 will be deemed to be "for" 1992 (without regard to the time of payment), the entire award under that plan for that period will be part of the Aggregate Incentive Compensation Award for 1992, and no part of the award under that plan for that period will be part of the Aggregate Incentive Compensation Award for any year other than 1992.

          1.3 AVERAGE ANNUAL INCENTIVE COMPENSATION. The term "Average Annual Incentive Compensation" shall mean the greater of:

          (a) The average of the two highest Aggregate
     Incentive Compensation Awards payable to Noall for any of the years during the five-year period ended on the December 31 immediately preceding the Termination Date; or

          (b) The average of the two highest Aggregate
     Incentive Compensation Awards payable to Noall for any of the years during the five-year period ended on the December 31 immediately preceding the first Change of Control, if any, occurring during the Scheduled Term.

          1.4 CAUSE (BEFORE A CHANGE OF CONTROL).  Key
Bancshares will have "Cause" to terminate Noall at any time during the Scheduled Term before a Change of Control has occurred only if:

          (a) Noall commits a felony;

                 (b) Noall commits an act or series of acts of
              dishonesty in the course of his employment which are



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     materially inimical to the best interests of Key
     Bancshares or a Subsidiary as determined by a vote of a majority of all of the members of the Board of Directors of Key Bancshares and, if the act or acts are capable of being cured, Noall fails to cure or take all reasonable steps to cure within 30 days of notice from the Board of Directors to Noall;

          (c) Noall continues to violate his obligation under Section 14.1 not to engage in Competitive
     Activities after the Board of Directors has advised him in writing to cease those activities; or

          (d) Other than for disability, Noall totally abandons and completely fails to attempt to perform his duties and responsibilities as specified from time to time by the Board of Directors of Key Bancshares for 90 consecutive days after written notice from the Board of Directors.

          1.5 CAUSE (AFTER A CHANGE OF CONTROL).  Key
Bancshares will have "Cause" to terminate Noall at any time during the Scheduled Term after a Change of Control has occurred only if:

          (a) Noall is convicted of a felony;

          (b) Noall commits an act or series of acts of dishonesty in the course of his employment which are materially inimical to the best interests of Key Bancshares or a Subsidiary and which constitutes the commission of a felony, all as determined in good faith by the vote of three fourths of all of the members of the Board of Directors of Key Bancshares, which determination is confirmed by a panel of three arbitrators appointed and acting in accordance with the rules of the American Arbitration Association for the purpose of reviewing that determination; or

          (c) Noall continues to violate his obligation under Section 14.1 not to engage in Competitive
     Activities after the Board of Directors has advised him in writing to cease those activities and that violation is material.

          1.6 CHANGE OF CONTROL. A "Change of Control" shall be deemed to have occurred if at any time or from time to time after the Effective Time:

          (a) There is a report filed on Schedule 13D or
     Schedule 14D-1 (or any successor schedule, form, or report), each as adopted under the Securities Exchange
     Act of 1934, as amended, disclosing the acquisition of 25% or more of the voting stock of Key Bancshares in a



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     transaction or series of transactions by any person (as
     the term "person" is used in Section 13(d) and Section
     14 (d) (2) of the Securities Exchange Act of 1934, as amended);

          (b) During (i) any period commencing with the Effective Time and ending not later than the second anniversary of the Effective Time, or (ii) any period of 24 consecutive calendar months commencing on any date after the Effective Time, individuals who at the beginning of such period constitute the directors of Key Bancshares cease for any reason to constitute at least a majority thereof unless the election of each new director of Key Bancshares was approved or recommended by the vote of at least two-thirds of the entire authorized number of members of the Board of Directors immediately before the time each new director of Key Bancshares was elected to the Board;

          (c) Key Bancshares merges with or into or consolidates with another corporation and, after giving effect to such merger or consolidation, less than sixty percent (60%) of the then outstanding voting securities of the surviving or resulting corporation represent or were issued in exchange for voting securities of Key Bancshares outstanding immediately prior to such merger or consolidation;

          (d) There is a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of Key Bancshares; or

          (e) The shareholders of Key Bancshares shall approve any plan or proposal for the liquidation or dissolution of Key Bancshares.

          1.7 COMBINED LONG TERM DISABILITY PLAN. The term "Combined Long Term Disability Plan" means and includes the Society Corporation Long Term Disability Plan (January 1, 1993 Restatement) and the Society Corporation supplemental disability coverage program, in both cases as from time to time amended, restated, or otherwise modified, including any long term disability plan that, after the Effective Time, succeeds, replaces, or is substituted for either such plan and includes long term disability benefits or rights provided pursuant to or under insurance contracts maintained by Key Bancshares applicable to senior executives of Key Bancshares.

          1.8 COMBINED LONG TERM INCENTIVE COMPENSATION
     Plan.  The term "Combined Long Term Incentive Compensation
Plan" means and includes the Society Corporation Long Term
Incentive Compensation Plan (November 30, 1993 Restatement)



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as from time to time amended, restated, or otherwise
modified, including any incentive compensation plan that, after the Effective Time, succeeds, replaces, or is substituted for such plan and is applicable to senior executives of Key Bancshares.

          1.9 COMBINED MANAGEMENT INCENTIVE COMPENSATION
PLAN.  The term "Combined Management Incentive Compensation
Plan" means and includes the Society Corporation Management
Incentive Compensation Plan (November 30, 1993 Restatement) as from time to time amended, restated, or otherwise modified, including any incentive compensation plan that, after the Effective Time, succeeds, replaces, or is substituted for such plan and is applicable to senior executives of Key Bancshares.

          1.10 COMBINED RETIREMENT PLANS.  The term
"Combined Retirement Plans" means and includes the Retirement Plan for Employees of Society Corporation and Subsidiaries (January 1, 1993 Restatement), the Society Corporation Excess Benefit Retirement Plan (April 26, 1990 Amendment and Restatement), and the Amended and Restated Society Corporation Supplemental Retirement Plan (January 1, 1993 Restatement), in all cases, as from time to time amended, restated, or otherwise modified, including any plan that, after the Effective Time, succeeds, replaces, or is substituted for any such plan, and all retirement plans of any nature (including, without limitation, retirement benefits or rights provided under employment contracts or agreements with Noall or provided in resolutions adopted by the Board of Directors of Key Bancshares or any of its Subsidiaries) maintained by Key Bancshares or any of its Subsidiaries in which Noall was participating prior to the end of the Scheduled Term. Reference to a "Combined Retirement Plan," in the singular, shall mean any of the Combined Retirement Plans.

          1.11 COMBINED SAVINGS PLANS. The term "Combined Savings Plans" means and includes the Society Corporation Employee Stock Purchase and Savings Plan (December 30, 1990) and the Amended and Restated Society Corporation Supplemental Stock Purchase and Savings Plan (December 30, 1992 Restatement), in both cases, as from time to time amended, restated, or otherwise modified, including any plan that, after the Effective Time, succeeds, replaces, or is substituted for either such plan, and all salary reduction, savings, profit-sharing, or stock bonus plans (including, without limitation, all plans involving employer matching contributions, whether or not constituting a qualified cash or deferred arrangement under Section 401(k) of the Internal Revenue Code), maintained by Key Bancshares or any of its Subsidiaries in which Noall was participating prior to the end of the Scheduled Term. Reference to a "Combined Savings





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   Plan," in the singular, shall mean any of the Combined
   Savings Plans.

              1.12 COMPETITIVE ACTIVITY (BEFORE TERMINATION
   DATE). Noall shall be deemed to have engaged in "Competitive Activity" before the Termination Date if, before the Termination Date, he engages, without the consent of Key Bancshares, in any business or business activity in which Key Bancshares or any of its Subsidiaries engages, including, without limitation, engaging in any business activity in the banking or financial services industry (other than as a director, officer, or employee of Key Bancshares or any of its Subsidiaries).

              1.13 COMPETITIVE ACTIVITY (AFTER TERMINATION
   DATE). Noall shall be deemed to have engaged in "Competitive Activity" after the Termination Date if, after the Termination Date and without the consent of Key Bancshares, he serves as a director, officer, or employee of any Financial Services Company located in a Restricted State or renders services of a consultative or advisory nature or otherwise to any Financial Services Company located in a Restricted State.

              1.14 DAY. A "day" as used in this Agreement means a calendar day unless business day is specifically referred to.

              1.15 DEMOTION OR REMOVAL. Noall shall be deemed to have been subjected to "Demotion or Removal" if, during the Scheduled Term and other than by Voluntary Resignation, Noall ceases to be Chief Administrative Officer of Key Bancshares, unless the reason for Noall ceasing to be Chief Administrative Officer of Key Bancshares, is that Noall was promoted to a higher position, in which case, ceasing to hold the higher position at any time during the Scheduled Term other than by Voluntary Resignation would be a Demotion or Removal.

              1.16 EFFECTIVE TIME. The term "Effective Time" means the time defined as such in the Merger Agreement.

              1.17 EQUITY COMPENSATION PLAN. The term "Equity Compensation Plan" means the Society Corporation 1991 Equity Compensation Plan as from time to time amended, restated, or otherwise modified, including any plan that, after the Effective Time, succeeds, replaces, or is substituted for that plan and any predecessor or successor thereto, and any other stock option or equity based plan adopted by Key Bancshares after the Effective Time.

              1.18 FINANCIAL SERVICES COMPANY.  "Financial
   Services Company" means a bank, bank holding company, savings and loan association, building and loan association,



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              savings and loan holding company, insurance company,
              investment banking, or securities company, or other financial services company, other than Key Bancshares or any of its Subsidiaries.

                        1.19 FULL-TIME EMPLOYMENT WITH AN UNAFFILIATED
              EMPLOYER. "Full-Time Employment with an Unaffiliated Employer" means full-time (more than 30 hours per week) employment at either a base salary, hourly rate, partnership interest, or other form of participation, which will result in annual compensation to Noall of at least 75% of the annual base salary of Noall with Key Bancshares and its Subsidiaries at the highest rate in effect at any time under this Agreement, but does not include employment by (a) a corporation or other firm organized or formed by Noall as a new business (including, without limitation, a consulting business) after the Termination Date, or (b) a corporation or other firm the majority of the equity interests of which were acquired by Noall and/or his immediate family members after the Termination Date.

                        1.20 GOOD REASON (THROUGHOUT THE SCHEDULED TERM).
              Noall shall have "Good Reason" to terminate his employment under this Agreement if, at any time during the Scheduled Term, one or more of the events listed in (a) through (e) of this Section 1.20 occurs and, based on that event, Noall gives notice of his intention to terminate his employment effective on a date that is within one year of the occurrence of that event:

                                  (a) Noall is subjected to Demotion or Removal;

                        (b) Noall's base salary is reduced from the level
                   of his base salary as in effect from time to time (other than in conjunction with an across the board and equal percentage reduction in the base salaries of all Key Bancshares senior executives);

                        (c) Noall is excluded from full participation in
                   any benefit plan or arrangement maintained for senior executives of Key Bancshares generally;

                        (d) Noall's principal place of employment for Key
              Bancshares is relocated outside of the Cleveland metropolitan area or Noall is otherwise required by Key Bancshares to relocate outside the Cleveland metropolitan area.

                        1.21 GOOD REASON (DURING THE SCHEDULED TERM AND
              AFTER A CHANGE OF CONTROL). After a Change of Control, in addition to those events that constitute Good Reason during the Scheduled Term and are listed in Section 1.20, Noall shall have "Good Reason" to terminate his employment under this Agreement during the Scheduled Term if, during the two



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       year period commencing on the date of that Change of
       Control, any of the events listed in (a) through (c) of this
       Section 1.21 occurs and, based on that event, Noall gives notice of his intention to terminate his employment effective on a date that is both (i) within one year of the occurrence of that event and (ii) not later than the second anniversary of that Change of Control:

                  (a) The aggregate dollar amount of the incentive
            compensation awards to Noall under both the Combined Management Incentive Compensation Plan and the Combined Long Term Incentive Compensation Plan for any year ending after the date on which the Change of Control occurs is less than the Average Annual Incentive Compensation;

                  (b) Noall's responsibilities, duties, or
            authority with Key Bancshares are materially reduced from those in effect before the Change of Control and the reduction has not been cured within 30 days after Noall gives notice to the Board of Directors of Key Bancshares of his election to terminate his employment for Good Reason based upon that reduction; or

                  (c) Noall determines in good faith that as a
            result of the Change of Control he is unable to carry out the authorities, powers, functions, responsibilities, or duties as Chief Administrative Officer of Key Bancshares (or of such other position or positions to which Noall may have been promoted) attached to those positions before the Change of Control.

       Any determination by Noall under this Section 1.21 shall be deemed to have been made in good faith in the absence of clear and convincing evidence that his determination was made in bad faith.

                  1.22 IMPERMISSIBLE. The term "Impermissible," when used in the context of Noall's continued coverage by and participation in any of the Combined Retirement Plans or Combined Savings Plans shall mean that such a continuation would violate the provisions of any such Plan, would cause any such Plan to fail to be qualified under Section 401(a) of the Internal Revenue Code, or would be unlawful, and when used in the context of Noall's continued participation as an employee in the Equity Compensation Plan shall mean that such a continuation would violate the provisions of the plan, would require shareholder approval, or would be unlawful.

                  1.23 RESTRICTED STATE. A "Restricted State" means Ohio, New York, and any other state (including the District of Columbia) in which Key Bancshares and its



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      Subsidiaries (taken as a whole) have at the time business
      operations or activities which account for or constitute more than 5% of the total assets or total deposits of Key Bancshares and its Subsidiaries on a consolidated basis or more than 5% of the total income of Key Bancshares and its Subsidiaries on a consolidated basis for the then preceding three months. A Financial Services Company shall be deemed to be located in a Restricted State if its headquarters are then located in the Restricted State or if it and its affiliates (taken as a whole) have at the time business operations or activities in the Restricted State with total assets or total deposits exceeding 5% of the total assets or total deposits of Key Bancshares and its Subsidiaries on a consolidated basis or which generate gross income during the then preceding three months of more than 5% of the total income of Key Bancshares and its Subsidiaries on a consolidated basis for that three month period. The determination of whether a state is a Restricted State shall be made at the time Noall first serves as a director, officer, or employee of the Financial Services Company in question or first renders services of a consultative or advisory nature or otherwise to such Financial Services Company.

                 1.24 SCHEDULED TERM. The term "Scheduled Term" shall mean the period commencing at the Effective Time and ending on the date of the 1996 Annual Meeting of Shareholders of Key Bancshares.

                 1.25 SUBSIDIARY. A "Subsidiary," as of any time, means any corporation, bank, partnership, or other entity a majority of the voting control of which is directly or indirectly owned or controlled at that time by Key
      Bancshares.

                 1.26 SUPPLEMENTAL TERM. The term "Supplemental Term" shall mean the three-year period commencing on the day immediately following the date of the 1996 Annual Meeting of Shareholders of Key Bancshares and ending on the third anniversary of the 1996 Annual Meeting of Shareholders of Key Bancshares.

                 1.27 TERMINATION DATE.  The term "Termination
      Date" means the last day of the Scheduled Term, or, if earlier, the date on which Noall's employment with Key
      Bancshares and its Subsidiaries terminates.

                 1.28 VOLUNTARY RESIGNATION.  A "Voluntary
      Resignation" shall have occurred if, during the Scheduled Term, Noall terminates his employment with Key Bancshares and all its Subsidiaries by voluntarily resigning at his own instance without having been requested to so resign by Key Bancshares, except that any resignation by Noall during the Scheduled Term will not be deemed to be a Voluntary



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           Resignation if, at the time of that resignation, Noall had
           Good Reason to resign.

                     2. TERM OF FULL-TIME EMPLOYMENT. Key Bancshares engages and employs Noall to render such services in the administration and operation of its affairs as, from time to time, may be specified by its Board of Directors, for a period commencing at the Effective Time and ending on the date of the 1996 Annual Meeting of Shareholders of Key Bancshares, unless such period is extended by the mutual agreement of Key Bancshares and Noall or is sooner terminated pursuant to this Agreement.

                     3. FULL-TIME SERVICES. Throughout the Scheduled Term, Noall will devote all his time and efforts to the service of Key Bancshares, except (a) for usual vacation periods and reasonable periods of illness, (b) for services as an officer and director of any Subsidiary, (c) for service as a director or trustee of other corporations or organizations which are not in competition with Key Bancshares or any Subsidiary, and (d) for other activities agreed to by Key Bancshares.

                     4. EXECUTIVE OFFICER. Throughout the Scheduled Term, Noall will be elected and serve as Chief Administrative Officer of Key Bancshares, unless he is promoted to a higher position or positions, in which case he will thereafter during the remainder of the Scheduled Term be elected and serve in such higher position or positions.

                     5. COMPENSATION. For all services to be rendered by Noall to Key Bancshares under this Agreement during the Scheduled Term, including services as an officer of Key Bancshares or as an officer, director, or member of any committee of any Subsidiary, or any other services specified by the Board of Directors of Key Bancshares, Key Bancshares shall pay to Noall, in equal monthly or more frequent installments, base salary at a annual rate not lower than the annual rate of base salary being paid to Noall as of February 1, 1994. In addition to such base salary, Noall shall participate during the Scheduled Term in any incentive compensation, retirement, savings, stock option, disability, and other employee benefit and welfare plan or arrangement allowed or provided by Key Bancshares in which he would otherwise be eligible for participation as an executive officer and employee of Key Bancshares, and, to the extent not provided, Key Bancshares shall pay or provide for the payment of benefits commensurate with Noall's annual compensation.

                     6. EFFECT OF FAILURE TO EXTEND PERIOD OF FULL-TIME EMPLOYMENT. If, at the expiration of the Scheduled Term, Noall's employment under this Agreement has not otherwise been terminated and Noall's full-time employment with Key Bancshares is not extended upon terms acceptable to Noall (either under this Agreement or under a new agreement), then Noall shall cease to be an officer of Key Bancshares and shall cease to be an officer, director, or employee of any Subsidiary on the last day of the



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         Scheduled Term but Noall's status as an employee of Key
         Bancshares shall continue from that date and throughout the Supplemental Term on the terms and subject to the conditions set forth in this Section 6.

                         6.1 DUTIES, AND RESPONSIBILITIES.  During the
              Supplemental Term, Noall shall have such duties and responsibilities as Key Bancshares and Noall may mutually agree upon from time to time. Key Bancshares shall make available to Noall an office and secretarial services appropriate to the scope of the duties and responsibilities being assumed and performed by Noall from time to time during the Supplemental Term. Noall shall have complete discretion as to the time or times at which he performs services on behalf of Key Bancshares in response to any request for such services by Key Bancshares.

                         6.2 COMPENSATION, BENEFITS, AND PERQUISITES.
              During the Supplemental Term Noall shall be entitled to
              (a) the compensation and benefits specifically provided for in Sections 6.3, 6.4, 6.5, and 6.6 and (b) such perquisites as are generally provided by Key Bancshares to its senior executives. Except for the compensation, benefits, and perquisites referred to in the first sentence of this
              Section 6.2, Noall shall not be entitled to any other compensation, benefits, or perquisites from Key Bancshares as a result of his continuing employee status during the Supplemental Term. For purposes of determining Noall's rights under the Combined Long Term Incentive Compensation Plan and the Combined Management Incentive Compensation Plan during and after the Supplemental Term, Noall's employment with Key Bancshares shall be treated as if it had ended on the Termination Date.

                         6.3 CASH COMPENSATION.  Throughout the
              Supplemental Term, Key Bancshares shall pay to Noall semimonthly compensation payments (one such payment to be made on the fifteenth and the last day of each calendar month) throughout the Supplemental Term. The first such semimonthly payment shall be made for the period commencing on the first day of the Supplemental Term and ending on the first day during the Supplemental Term that is either the fifteenth or last day of the calendar month in which the Supplemental Term begins. The last such semimonthly payment shall be made for the period commencing with the last date immediately preceding the end of the Supplemental Term that is either the first or sixteenth day of the calendar month in which the Supplemental Term ends and ending on the last day of the Supplemental Term. The amount of each such semimonthly payment (other than the first and the last such payment) shall be equal to the sum of (a) one half of one month's base salary of Noall (at the highest rate in effect at any time during the Scheduled Term), plus (b) one-twenty-fourth (1/24) of Noall's Average Annual Incentive



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
       Compensation, minus (c) the amount of any disability benefits received by Noall with respect to the semimonthly payment period from the Combined Long Term Disability Plan or any other disability plan the entire cost of which was borne by Key Bancshares. The amount of each of the first and last such semimonthly payments shall be equal to the amount specified in the immediately preceding sentence multiplied by a fraction, the numerator of which is the number of days in the period for which that payment is payable and the denominator of which is the number of days in the semimonthly period at the end of which that payment is payable. If Noall dies after becoming entitled to payments under this Section 6.3 but before the end of the Supplemental Term, any payments due after his death shall be made to his estate or, if Noall shall so direct to Key Bancshares in writing, to his wife or to a trust created by Noall. Noall's right to direct payment of such payments following his death may be exercised by him at any time and from time to time during his life, and any such direction made subsequent to an earlier one shall revoke and supersede such earlier direction. The amounts payable to Noall, his wife, or any trust created by Noall for any month under this
       Section 6.3 shall be reduced, but not below zero, by the full amount of the payments, if any, received by any person (including, without limitation, Noall, his wife, and any trust created by Noall) for that month from all Combined Retirement Plans on account of Noall.

                  6.4 MEDICAL AND LIFE INSURANCE BENEFITS. Key Bancshares shall arrange to provide Noall, throughout the period beginning on the first day of the Supplemental Term and ending on the earlier of (a) the last day of the Supplemental Term, or (b) the first date on which Noall accepts Full-Time Employment with an Unaffiliated Employer, with medical benefits (including, if applicable, dental) and group term life insurance benefits, in all cases at substantially the same level of coverage, and subject to the same (by dollar amount) employee contribution requirement (if any), as those which Noall was receiving or entitled to receive as an officer of Key Bancshares on the last day of the Scheduled Term.

                  6.5 RETIREMENT AND SAVINGS PLAN PARTICIPATION. For the period beginning on the first day of the Supplemental Term and ending on the earlier of (a) the last day of the Supplemental Term, or (b) the date of Noall's death (the "Section 6.5 Benefit Period"), Key Bancshares shall cause Noall to continue to be covered by and to participate in all Combined Retirement Plans and Combined Savings Plans that he was entitled to be covered by and participating in as an officer of Key Bancshares on the last day of the Scheduled Term in the same manner and to the same extent as if Noall continued in the full-time employ of Key Bancshares throughout the Section 6.5 Benefit Period, except where such coverage or participation is Impermissible. For these purposes: (i) the entire Section 6.5 Benefit Period shall be included in determining Noall's years of service,
     (ii) amounts received by Noall under clause (a) of Section
     6.3 shall be deemed to be base salary received by Noall during the Section 6.5 Benefit Period, and (iii) amounts received by Noall under clause (b) of Section 6.3 shall be deemed to be incentive compensation received by Noall during the Section 6.5 Benefit Period and shall, if relevant, be allocated between the Combined Management Incentive Compensation Plan and the Combined Long Term Incentive Compensation Plan based on the degree to which awards under each of those plans were taken into account in determining Average Annual Incentive Compensation. If, at any time during the Section 6.5 Benefit Period, Key Bancshares determines in good faith that continuing Noall's coverage by and participation in any of the Combined Retirement Plans or any of the Combined Savings Plans during the Supplemental
     Term is Impermissible, Noall shall not be covered by and participate in such affected Plan or Plans during the
     Section 6.5 Benefit Period, but Key Bancshares shall, from time to time both during and after the Section 6.5 Benefit Period, provide to Noall under this Agreement payments, benefits, and opportunities that, when added to the payments, benefits, and opportunities available and payable to Noall under the Combined Retirement Plans and the Combined Savings Plans put Noall in the same position that he would have been in had he continued to be a full-time employee of Key Bancshares and a participant in all of the Combined Retirement Plans and the Combined Savings Plans throughout the Section 6.5 Benefit Period.

                6.6 RIGHTS UNDER EQUITY COMPENSATION PLAN AND STOCK OPTIONS. For purposes of determining Noall's rights under the Equity Compensation Plan and under any stock options granted to Noall under the Equity Compensation Plan, Noall shall be treated as remaining in the employ of Key Bancshares throughout the Section 6.5 Benefit Period.

                6.7 RIGHTS NOT AFFECTED BY ANY TERMINATION. If Noall becomes entitled to payments and benefits under this
     Section 6, his rights to receive payments, benefits, and opportunities shall continue as and to the extent provided in this Section 6 notwithstanding any subsequent termination of Noall's employment relationship with Key Bancshares, whether that subsequent termination is with or without cause, voluntary or involuntary, on account of disability, or otherwise. This Section 6.7 shall not override
     Section 14.2.

                7. EFFECT OF GOOD REASON (IN GENERAL). If, at any time before the expiration of the Scheduled Term, Noall has Good Reason to terminate his employment, Noall shall have the right, exercisable at any time during the period beginning on the date the event constituting any particular instance of Good Reason first occurs and ending on the earlier of (a) the first anniversary of that date, or (b) the end of the Scheduled Term, to terminate his employment with Key Bancshares by giving written notice of such election to Key Bancshares. Any such termination by Noall during that period shall be treated for all purposes of this Agreement as a termination of Noall's employment by Key Bancshares without Cause effective as of the date on which Noall delivers notice of his election under this Section 7 to Key Bancshares.

                8. EFFECT OF TERMINATION WITHOUT CAUSE BEFORE A CHANGE OF CONTROL. If, at any time before the expiration of the Scheduled Term and before a Change of Control has occurred, Key Bancshares terminates Noall's employment without Cause, Key Bancshares shall pay and provide the following amounts and benefits to Noall.:

                8.1 COMPENSATION CONTINUATION PAYMENTS.  Key
     Bancshares shall pay to Noall semimonthly compensation continuation payments (one such payment to be made on the fifteenth and the last day of each calendar month) throughout the remainder of the Scheduled Term and thereafter throughout the Supplemental Term. The first such semimonthly payment shall be made for the period commencing on the day after the Termination Date and ending on the first day after the Termination Date that is either the fifteenth or last day of the calendar month in which the Termination Date occurs. The last such semimonthly payment shall be made for the period commencing with the last date immediately preceding the end of the Supplemental Term that is either the first or sixteenth day of the calendar month in which the Supplemental Term ends and ending on the last day of the Supplemental Term. The amount of each such semimonthly payment (other than the first and the last such payment) shall be equal to the sum of (a) one half of one month's base salary of Noall (at the highest rate in effect at any time during the two year period ending on the Termination Date), plus (b) one-twenty-fourth (1/24) of Noall's Average Annual Incentive Compensation. The amount of each of the first and last such semimonthly payments shall be equal to the amount specified in the immediately preceding sentence multiplied by a fraction, the numerator of which is the number of days in the period for which that payment is payable and the denominator of which is the number of days in the semimonthly period at the end of which that payment is payable. If Noall dies after becoming entitled to payments under this Section 8.1 but before the end of the Supplemental Term, any payments due after his death shall be made to his estate or, if Noall shall so direct to Key Bancshares in writing, to his wife or to a trust created by Noall. Noall's right to direct payment of such payments following his death may be exercised by him at any time and from time to time during his life, and any such direction made subsequent to an earlier one shall revoke and supersede such earlier direction. The amounts payable to Noall, his wife, or any trust created by Noall for any month under this Section 8.1 shall be reduced, but not below zero, by the full amount of the payments, if any, received by any person (including, without limitation, Noall, his wife, and any trust created by Noall) for that month from all Combined Retirement Plans on account of Noall.

           8.2 MEDICAL AND LIFE INSURANCE BENEFITS. Key Bancshares shall arrange to provide Noall, throughout the period beginning on the Termination Date and ending on the earlier of (a) the last day of the Supplemental Term, or (b) the first date on which Noall accepts Full-Time Employment with an Unaffiliated Employer, with medical benefits (including, if applicable, dental) and group term life insurance benefits, in all cases at substantially the same level of coverage, and subject to the same (by dollar amount) employee contribution requirement (if any), as those which Noall was receiving or entitled to receive as an officer of Key Bancshares on the Termination Date.

           8.3 CONTRACTUAL SUPPLEMENT TO RETIREMENT AND SAVINGS PLAN BENEFITS. Key Bancshares shall, from time to time both during and after the period beginning on the Termination Date and ending on the earlier of (a) the last day of the Supplemental Term, or (b) the date of Noall's death (the "Section 8.3 Benefit Period"), provide to Noall, under this Agreement, payments, benefits, and opportunities that, when added to the payments, benefits, and opportunities available and payable to Noall under the Combined Retirement Plans and the Combined Savings Plans, put Noall in the same position that he would have been in had he continued to be a full-time employee of Key Bancshares and a participant in all of the Combined Retirement Plans and the Combined Savings Plans throughout the Section 8.3 Benefit Period. In determining the position that Noall would have been in had he continued to be a full-time employee of Key Bancshares and a participant in all of the Combined Retirement Plans and the Combined Savings Plans throughout the Section 8.3 Benefit Period: (i) the entire
Section 8.3 Benefit Period shall be included in determining Noall's years of service, (ii) amount's received by Noall under clause (a) of Section 8.3 shall be deemed to be base salary received by Noall during the Section 8.3 Benefit Period, and (iii) amounts received by Noall under clause (b) of Section 8.3 shall be deemed to be incentive compensation received by Noall during the Section 8.3 Benefit Period and shall, if relevant, be allocated between the Combined Management Incentive Compensation Plan and the Combined Long Term Incentive Compensation Plan based on the degree to which awards under each of those plans were taken into account in determining Average Annual Incentive Compensation.

                8.4 RIGHTS UNDER EQUITY COMPENSATION PLAN AND
     STOCK OPTIONS.

                (a) For purposes of determining Noall's rights under the Equity Compensation Plan and under any stock options granted to Noall under the Equity Compensation Plan, Noall shall be treated as remaining in the employ of Key Bancshares throughout the Section 8.3 Benefit Period, unless that treatment is Impermissible.

                (b) If and to the extent the treatment prescribed in paragraph (a), above, is Impermissible, and the treatment prescribed in this paragraph (b) does not conflict with the treatment for accounting purposes of any transaction entered into by Key Bancshares as a pooling of interests, Key Bancshares shall provide to Noall from time to time, both during and after the
          Section 8.3 Benefit Period, payments, benefits, and opportunities that, when added to the payments, benefits, and opportunities available and payable to Noall under the Equity Compensation Plan and options granted thereunder put Noall in the same position that he would have been regarding payments, benefits, and opportunities under the Equity Compensation Plan and options granted thereunder, if he had continued to be actively employed by Key Bancshares throughout the
          Section 8.3 Benefit Period.

                (c) If and to the extent the treatment prescribed in paragraph (a), above, is Impermissible, and the treatment prescribed in paragraph (b), above, conflicts with the treatment for accounting purposes of any transaction entered into by Key Bancshares as a pooling of interests, Noall's rights under the Equity Compensation Plan and under any stock options granted to Noall under the Equity Compensation Plan shall be as provided in that plan and under those stock options without regard to this Section 8.4.

                9.  EFFECT OF TERMINATION AFTER A CHANGE OF
CONTROL BY NOALL FOR GOOD REASON OR BY KEY BANCSHARES WITHOUT CAUSE. If, at any time before the expiration of the Scheduled Term and after a Change of Control has occurred, Noall terminates his employment for Good Reason or Key Bancshares terminates Noall's employment without Cause, Key Bancshares shall pay and provide the following amounts and benefits to Noall:

                9.1 COMPENSATION CONTINUATION MONTHLY PAYMENTS OR LUMP SUM BENEFIT. At the election of Noall, to be exercised by written notice delivered to Key Bancshares, either
     (a) Key Bancshares shall pay Noall the monthly amounts set forth in A below, or (b) Key Bancshares shall pay Noall the lump sum amount set forth in B below:

     A.  If Noall so elects pursuant to Section 9.1,
Key Bancshares shall pay to Noall semimonthly compensation continuation payments (one such payment to be made on the fifteenth and the last day of each calendar month) throughout the remainder of the Scheduled Term and thereafter throughout the Supplemental Term. The first such semimonthly payment shall be made for the period commencing on the day after the Termination Date and ending on the first day after the Termination Date that is either the fifteenth or last day of the calendar month in which the Termination Date occurs. The last such semimonthly payment shall be made for the period commencing with the last date immediately preceding the end of the Supplemental Term that is either the first or sixteenth day of the calendar month in which the Supplemental
Term ends and ending on the last day of the Supplemental Term. The amount of each such semimonthly payment (other than the first and the last such payment) shall be equal to the sum of (a) one half of one month's base salary of Noall (at the highest rate in effect at any time during the two year period ending on the Termination Date), plus (b) one-twenty-fourth
(1/24) of Noall's Average Annual Incentive
Compensation. The amount of each of the first and last such semimonthly payments shall be equal to the amount specified in the immediately preceding sentence multiplied by a fraction, the numerator of which is the number of days in the period for which that payment is payable and the denominator of which is the number of days in the semimonthly period at the end of which that payment is payable. If Noall dies after becoming entitled to payments under this paragraph A but before the end of the Supplemental Term, any payments due after his death shall be made to his estate or, if Noall shall so direct to Key Bancshares in writing, to his wife or to a trust created by Noall. Noall's right to direct payment of such payments following his death may be exercised by him at any time and from time to time during his life, and any such direction made subsequent to an earlier one shall revoke and supersede such earlier direction. The amounts payable to Noall, his wife, or any trust created by Noall for any month under this paragraph A shall be reduced, but not below zero, by the full amount of the payments, if any, received by any person (including, without limitation, Noall, his wife, and any trust created by Noall) for that month from all Combined Retirement Plans on account of Noall.

     B.  If Noall so elects pursuant to Section 9.1,
Key Bancshares shall pay to Noall, within 10 days of receipt of notice of that election from Noall, a lump sum payment in an amount equal to 48 times the amount of the semimonthly payment calculated under A above
      (without regard to the amount of the first and last semimonthly payment calculated under A above).

           9.2 MEDICAL AND LIFE INSURANCE BENEFITS. Key Bancshares shall arrange to provide Noall, throughout the period beginning on the Termination Date and ending on the earlier of (a) the last day of the Supplemental Term, or (b) the first date on which Noall accepts Full-Time Employment with an Unaffiliated Employer, with medical benefits (including, if applicable, dental) and group term life insurance benefits, in all cases at substantially the same level of coverage, and subject to the same (by dollar amount) employee contribution requirement (if any), as those which Noall was receiving or entitled to receive as an officer of Key Bancshares on the Termination Date.

           9.3 CONTRACTUAL SUPPLEMENT TO RETIREMENT AND
SAVINGS PLAN BENEFITS. Key Bancshares shall, from time to time both during and after the period beginning on the Termination Date and ending on the earlier of (a) the last day of the Supplemental Term, or (b) the date of Noall's death (the "Section 9.3 Benefit Period"), provide to Noall, under this Agreement, payments, benefits, and opportunities that, when added to the payments, benefits, and opportunities available and payable to Noall under the Combined Retirement Plans and the Combined Savings Plans, put Noall in the same position that he would have been in had he continued to be a full-time employee of Key Bancshares and a participant in all of the Combined Retirement Plans and the Combined Savings Plans throughout the Section 9.3 Benefit Period. In determining the position that Noall would have been in had he continued to be a full-time employee of Key Bancshares and a participant in all of the Combined Retirement Plans and the Combined Savings Plans throughout the Section 9.3 Benefit Period: (i) the entire
Section 9.3 Benefit Period shall be included in determining Noall's years of service, (ii) amounts received by Noall under clause (a) of said paragraph A shall be deemed to be base salary received by Noall during the Section 8.3 Benefit Period, and (iii) amounts received by Noall under clause (b) of said paragraph A shall be deemed to be incentive compensation received by Noall during the Section 8.3 Benefit Period and shall, if relevant, be allocated between the Combined Management Incentive Compensation Plan and the Combined Long Term Incentive Compensation Plan based on the degree to which awards under each of those plans were taken into account in determining Average Annual Incentive Compensation.

                      9.4 RIGHTS UNDER EQUITY COMPENSATION PLAN AND
            STOCK OPTIONS.

                      (a) For purposes of determining Noall's rights
                under the Equity Compensation Plan and under any stock options granted to Noall under the Equity Compensation Plan, Noall shall be treated as remaining in the employ of Key Bancshares throughout the Section 9.3 Benefit Period, unless that treatment is Impermissible.

                      (b) If and to the extent the treatment prescribed
                in paragraph (a), above, is Impermissible, and the treatment prescribed in this paragraph (b) does not conflict with the treatment for accounting purposes of any transaction entered into by Key Bancshares as a pooling of interests, Key Bancshares shall provide to Noall from time to time, both during and after the
                Section 9.3 Benefit Period, payments, benefits, and opportunities that, when added to the payments, benefits, and opportunities available and payable to Noall under the Equity Compensation Plan and options granted thereunder put Noall in the same position that he would have been regarding payments, benefits, and opportunities under the Equity Compensation Plan and options granted thereunder, if he had continued to be actively employed by Key Bancshares throughout the
                Section 9.3 Benefit Period.

                      (c) If and to the extent the treatment prescribed
                in paragraph (a), above, is Impermissible, and the treatment prescribed in paragraph (b), above, conflicts with the treatment for accounting purposes of any transaction entered into by Key Bancshares as a pooling of interests, Noall's rights under the Equity Compensation Plan and under any stock options granted to Noall under the Equity Compensation Plan shall be as provided in that plan and under those stock options without regard to this Section 9.4.

                      10.  EFFECT OF DEATH WHILE IN EMPLOY OF KEY
      BANCSHARES. If Noall dies during the Scheduled Term while employed by Key Bancshares, (a) Key Bancshares shall pay to Noall's estate any unpaid base salary due or to become due to Noall with respect to any period ending before his death, (b) if Noall is survived by his wife, Key Bancshares shall pay the monthly survivor pension benefit provided for in Section 15, (c) Key Bancshares shall have no further obligations to Noall for base salary for any period after Noall's death, and (d) Key Bancshares shall pay such incentive compensation as is provided for under the Combined Management Incentive Compensation Plan and the Combined Long Term Incentive Compensation Plan to Noall's estate or as otherwise provided for under such plans.

                          11. EFFECT OF DISABILITY WHILE IN EMPLOY OF KEY BANCSHARES. If, during the Scheduled Term and while Noall is employed by Key Bancshares, he becomes disabled, by reason of physical or mental impairment, to such an extent that he is unable to perform his duties under this Agreement:

                          11.1 Key Bancshares may relieve Noall of his
               duties under this Agreement for as long as Noall is so disabled.

                          11.2 Key Bancshares shall pay to Noall all base
               salary and incentive compensation to which he would have been entitled under this Agreement and under the Combined Management Incentive Compensation Plan and the Combined Long Term Incentive Compensation Plan had he continued to be actively employed by Key Bancshares to the earliest of (a) the first date on which he is no longer so disabled to such an extent that he is unable to perform his duties under this Agreement, (b) the date on which he becomes eligible for payment of long term disability benefits under the Combined Long Term Disability Benefit Plan, (c) the date of his death, or (d) the last day of the Scheduled Term.

                          11.3 If and when Noall becomes eligible for
               payment of long term disability benefits under the Combined Long Term Disability Benefit Plan, Key Bancshares shall pay to Noall semimonthly compensation continuation payments (one such payment to be made on the fifteenth and the last day of each calendar month) throughout the period (the
               "Section 11.3 Benefit Period") beginning with the date on which Noall becomes so eligible and ending on the earliest of (a) the first date on which he is no longer so disabled to such an extent that he is unable to perform his duties under this Agreement, (b) the date of his death, or (c) the last day of the Scheduled Term. The first such semimonthly payment shall be made for the period commencing on the first day of the Section 11.3 Benefit Period and ending on the first day after that date that is either the fifteenth or last day of the calendar month in which the Section 11.3 Benefit Period begins. The last such semimonthly payment shall be made for the period commencing with the last date within the Section 11.3 Benefit Period that is either the first or sixteenth day of the calendar month in which the
               Section 11.3 Benefit Period ends and ending on the last day of the Section 11.3 Benefit Period. The amount of each such semimonthly payment (other than the first and the last such payment) shall be equal to the sum of (i) one half of one month's base salary of Noall (at the highest rate in effect at any time during the two year period ending on the last day before the date of the payment on which Noall performed services for Key Bancshares), plus (ii) one-twenty-fourth (1/24) of Noall's Average Annual Incentive Compensation (determined as though the last day before the date of the payment on which Noall performed services for Key Bancshares was the Termination Date). The amount of each of the first and last such semimonthly payments shall be equal to the amount specified in the immediately preceding sentence multiplied by a fraction, the numerator of which is the number of days in the period for which that payment is payable and the denominator of which is the number of days in the semimonthly period at the end of which that payment is payable.

                11.4 The amounts payable to Noall for any month under this Section 11 shall be reduced, but not below zero, by the full amount of the payments, if any, received by Noall for that month (a) from all Combined Retirement Plans,
     (b) from the Combined Long Term Disability Plan, and (c) from any other disability plan the entire cost of which is borne by Key Bancshares.

                11.5 For purposes of entitlement to a death benefit under Section 10 or Section 15 of this Agreement,
     (a) Noall will be treated as being employed by Key Bancshares throughout any portion of the Scheduled Term during which he is entitled to receive payments from Key Bancshares under either of Sections 11.2 or 11.3 and (b) Noall will not be treated as being employed by Key Bancshares at any time during the Supplemental Term.

                11.6 For purposes of all retirement, savings, stock option, disability, and other employee benefit and welfare plans or arrangements allowed or provided by Key Bancshares to officers, Noall shall be treated in the same manner that Key Bancshares treats other officers who become disabled.

                11.7 If (a) Noall becomes disabled during the Scheduled Term, (b) survives through the end of the Scheduled Term, and (b) remains disabled on the last day of the Scheduled Term, he shall be entitled to all of the payments, benefits, and perquisites provided for in Section 6 during the Supplemental Term in the same manner and to the same extent as if his full-time employment had continued through the end of the Scheduled Term and Key Bancshares and Noall had thereafter failed to extend the period of his full-time employment.

                11.8 Except as provided in this Section 11, Key Bancshares shall have no further obligations to Noall for base salary or incentive compensation for any period during which Noall is so disabled to such an extent that he is unable to perform his duties under this Agreement.

                12. NO SET-OFF OR MITIGATION. The compensation and benefits to be paid and provided by Key Bancshares to Noall under this Agreement are not to be subject to any set-off against any claim by Key Bancshares against Noall. Noall will not be required to mitigate any amounts payable by Key Bancshares to Noall under any of the terms of this Agreement and, except to the limited extent provided herein with respect to welfare benefit plans, no payment or benefit to Noall from any other source will reduce the obligation of Key Bancshares to make payment to and provide benefits to Noall during the Supplemental Term or after termination of his employment as provided in this Agreement.

                           13. PAYMENTS ARE IN LIEU OF SEVERANCE PAYMENTS. If Noall becomes entitled to receive any payments under this Agreement during the Supplemental Term or as a result of termination of his employment, those payments shall be in lieu of any and all other claims or rights that Noall may have for severance, separation, and/or salary continuation pay.

                           14.  LIMITATIONS ON COMPETITION.

                           14.1 Noall shall not engage in any Competitive
                 Activity during the period of his employment with Key
                 Bancshares.

                           14.2 Noall shall not engage in any Competitive
                 Activity at any time while he is receiving payments under any of Sections 6.3, 8.1, or 9.1. If Noall continues to violate the restriction set forth in this Section 14.2 after the Board of Directors has advised him in writing to cease those activities and that violation is material, Key Bancshares shall thereupon be relieved of all further obligations to make payments and provide benefits to Noall under any of the provisions contained in any of Sections 6 through 9. Noall shall not be required to repay to Key Bancshares any payment received by him before he began to engage in any such Competitive Activity. If a Financial Services Company has business operations or activities in multiple states some of which are Restricted States and some of which are not Restricted States, Key Bancshares will not unreasonably withhold its consent after the Termination Date to Noall serving as an officer, employee, or consultant of such Financial Services Company if (a) Noall's duties and responsibilities for such Financial Services Company are restricted to a specific geographic region which does not include a Restricted State, and (b) none of Noall's services or activities is performed in or relate to a Restricted State.

                           15. DEATH BENEFIT FOR SURVIVING WIFE. If Noall dies during the Scheduled Term and while employed by Key Bancshares leaving his wife surviving him, Key Bancshares shall pay to Noall's wife or, if Noall shall so direct to Key Bancshares in writing, to a trust in which his wife is one of the beneficiaries or to his estate, a monthly survivor pension equal to the excess, if any, of (a) one-third of the monthly amount Noall or his wife or his estate would receive under Section 8.1 if Noall had been terminated without Cause by Key Bancshares on the day before the date of his death (i.e., an amount equal to one-third of the sum of two semimonthly payments calculated as provided in the fourth sentence of Section 8.1), over (b) the aggregate monthly survivor benefits, if any, under all Combined Retirement Plans received by Noall's wife. The monthly survivor payments shall be paid at the rate of one per month commencing with the month following the month in which Noall's death occurs and continuing through the month in which Noall's wife dies. Noall's right to direct payment of such monthly survivor pension following his death may be exercised by him at any time and from time to time during his life, and any such direction made subsequent to an earlier one shall revoke and supersede such earlier direction.

                           16. STOCK OPTIONS. If a Change of Control occurs during the Scheduled Term and while Noall is employed by Key Bancshares under this Agreement and an election by Noall under this Section 16 would not conflict with the treatment for accounting purposes of any transaction entered into in connection with the Change of Control as a pooling of interests, Noall thereafter may from time to time elect to surrender to Key Bancshares his rights in any or all outstanding stock options (whether or not then exercisable) to purchase Common Shares of Key Bancshares then held by him that have been outstanding, at the time of Noall's election to surrender the same under this
            Section 16, for at least six months. Upon any such surrender, Key Bancshares shall pay to Noall an amount equal to the excess of (a) the aggregate fair market value of all of the Common Shares subject to the stock options so surrendered over (b) the aggregate option price of all such Common Shares under those stock options. For purposes of this Section 16, "fair market value" shall mean the higher of (i) the highest price paid per share for Common Shares of Key Bancshares in connection with the Change of Control, or (ii) the mean between the high and low sales prices for Common Shares of Key Bancshares (as reported in The Wall Street Journal) on the date of Noall's election to surrender his rights in all outstanding stock options.

                           17. ADDITIONAL RETIREMENT BENEFIT. Following the termination of Noall's employment with Key Bancshares under any circumstances other than a termination during the Scheduled Term by Key Bancshares for Cause, Key Bancshares will pay to Noall an annual pension equal to the aggregate of (a) the amount of normal retirement benefit, or early retirement benefit, or special deferred vested retirement benefit, whichever he would be entitled to receive under the Retirement Plan for Employees of Society Corporation and Subsidiaries (January 1, 1993
            Restatement) (the "Retirement Plan"), as in effect on the Termination Date, without regard to the limitations of Sections 415 and 401 (a) (17) of the Internal Revenue Code, as if Noall had commenced employment with Key Bancshares on June 20, 1973, and
            (b) the amount of annual supplemental retirement benefit, if any, which Noall would be entitled to receive under the Society Corporation Supplemental Retirement Plan (January 1, 1993

           Restatement), as in effect on the Termination Date, as if Noall had commenced employment with Key Bancshares on June 20, 1973, less the aggregate annual benefits received by Noall under all Combined Retirement Plans. The provisions of the Retirement Plan with respect to optional methods of payment, the commencement and duration of payments, and reemployment shall be applicable to the annual pension payable pursuant to this Section 17. As used in this Section 17, the terms "Retirement Plan" and "Society Corporation Supplemental Retirement Plan" mean and include, in each such case, such plan as currently in effect and as from time to time until the Termination Date amended, restated, or otherwise modified, including any plan hereafter succeeding, replacing, or being substituted for such plan. Following the termination of Noall's employment during the Scheduled Term by Key Bancshares for Cause, Key Bancshares will pay to Noall and/or to his beneficiary such amounts as Noall and/or his beneficiary is entitled to receive under the Resolution adopted by the Board of Directors of Central National Bank of Cleveland on
           November 21, 1984, relating to survivor benefits and amount of retirement income and payments, a copy of which is attached to this Agreement (the "Central Board Resolution"). Except as provided in the immediately preceding sentence, no amount will be paid to Noall under the Central Board Resolution.

                           18. NO REDUCTION IN RETIREMENT BENEFITS FOR EARLY COMMENCEMENT OF BENEFITS IN CERTAIN CIRCUMSTANCES. If Noall becomes entitled to benefits under any one of Sections 6.5, 8.3, or 9.3, and elects to commence receipt of benefits under the Combined Retirement Plans after the end of the Supplemental Term but before he attains age 65, he shall be entitled to receive, in the aggregate, benefits under the Combined Retirement Plans, under Section 6.5, 8.3, or 9.3 (as the case may be), under
           Section 17, and under this Section 18 that equal the amounts he would have received, in the aggregate, under the Combined Retirement Plans, under Section 6.5, 8.3, or 9.3 (as the case may be), and under Section 17 if the benefits under those Plans and Sections had been determined without any reduction on account of commencement of benefits before Noall's attainment of age 65.

                           19.  INDEMNIFICATION.  Key Bancshares shall
           indemnify Noall, to the full extent permitted or authorized by the Ohio General Corporation Law as it may from time to time be amended, if Noall is made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that Noall is or was a director, officer, or employee of Key Bancshares or any Subsidiary, or is or was serving at the request of Key Bancshares or any Subsidiary as a director, trustee, officer, or employee of a bank, corporation, partnership, joint venture, trust, or other enterprise. The indemnification provided by this Section 19 shall not be deemed exclusive of any other rights to which Noall may be entitled under the articles of incorporation or the regulations of Key Bancshares or of any Subsidiary, or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in Noall's official capacity and as to action in another capacity while holding such office, and shall continue as to Noall after Noall has ceased to be a director, trustee, officer, or employee and shall inure to the benefit of the heirs, executors, and administrators of Noall.

                20.  REIMBURSEMENT OF CERTAIN EXPENSES.

                20.1 Key Bancshares shall pay, as incurred, all expenses, including the reasonable fees of counsel engaged by Noall, of defending any action brought to have this Agreement declared invalid or unenforceable.

                20.2 Key Bancshares shall pay, as incurred, all expenses, including the reasonable fees of counsel engaged by Noall, of prosecuting any action to compel Key Bancshares to comply with the terms of this Agreement upon receipt from Noall of an undertaking to repay Key Bancshares for such expenses if, and only if, it is ultimately determined by a court of competent jurisdiction that Noall had no reasonable grounds for bringing that action (which determination need not be made simply because Noall fails to succeed in the action).

                20.3 Expenses (including attorney's fees) incurred by Noall in defending any action, suit, or proceeding commenced or threatened against Noall for any action or failure to act as an employee, officer, or director of Key Bancshares or any Subsidiary shall be paid by Key Bancshares, as they are incurred, in advance of final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of Noall in which he agrees to reasonably cooperate with Key Bancshares or the Subsidiary, as the case may be, concerning the action, suit, or proceeding, and (a) if the action, suit, or proceeding is commenced or threatened against Noall for any action or failure to act as a director, to repay the amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to Key Bancshares or a Subsidiary or
     (b) if the action, suit, or proceeding is commenced or threatened against Noall for any action or failure to act as an officer or employee, to repay the amount if it is ultimately determined that he is not entitled to be indemnified. The obligation of Key Bancshares to advance expenses provided for in this Section 20.3 shall not be deemed exclusive of any other rights to which Noall may be entitled under the articles of incorporation or the regulations of Key Bancshares or of any Subsidiary, or any agreement, vote of shareholders or disinterested directors, or otherwise.

                21. TERMINATION FOR CAUSE. In the event Noall's employment is terminated during the Scheduled Term by Key Bancshares for Cause, Key Bancshares may, by giving written notice to Noall, terminate this Agreement and all its obligations remaining to be performed or observed by it under this Agreement other than Key Bancshares's obligation to satisfy the terms of the Central Board Resolution referred to in the penultimate sentence of Section 17.

                22. EXCESS PARACHUTE PAYMENT REDUCTION. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by Key Bancshares or any of its Subsidiaries to or for the benefit of Noall (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would be nondeductible by Key Bancshares for Federal income tax purposes because of Section 280G of the Internal Revenue Code and applicable regulations promulgated thereunder, then the aggregate present value of amounts payable or distributable to or for the benefit of Noall pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced (but not below zero) to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by Key Bancshares because of Section 280G of the Internal Revenue Code and applicable regulations promulgated thereunder. For purposes of this Section 22, present value shall be determined in accordance with Section 280G (d) (4) of the Internal Revenue Code and applicable regulations promulgated thereunder. All determinations required to be made under this Section 22 shall be made by the Accounting Firm which shall provide detailed supporting calculations both to Key Bancshares and Noall within 30 days after the Termination Date or such earlier time as is requested by Key Bancshares. Key Bancshares and Noall shall cooperate with each other and the Accounting Firm and will provide necessary information so that the Accounting Firm may make all such determinations. All such determinations by the Ac-counting Firm shall be final and binding upon Key Bancshares and Noall. Noall shall determine which of the Agreement Payments
(or, at the election of Noall, other payments) shall be eliminated or reduced consistent with the requirements of this
Section 22, provided that, if Noall does not make such determination within 20 days of the receipt of the calculations made by the Accounting Firm, Key Bancshares shall elect which of the Agreement Payments shall be eliminated or reduced consistent with the requirements of this Section 22 and shall notify Noall promptly of such election. As a result of the uncertainty in the application of Section 280G of the Internal Revenue Code and applicable regulations promulgated thereunder at the time of the initial determination by the Accounting Firm hereunder, it is possible that Agreement Payments will be made by Key Bancshares which should not have been made ("Overpayment") or that additional Agreement Payments will not be made by Key Bancshares which could have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder.
In the event that the Accounting Firm or a court of competent jurisdiction (in a final judgment as to which the time for appeal has lapsed or no appeal is available) determines at any time that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to Noall which Noall shall repay to Key Bancshares together with interest at the applicable short-term Federal rate provided for in Section 1274(d) (1) of the Internal Revenue Code, compounded semi -annually; provided, however, that no amount shall be payable by Noall to Key Bancshares (or if paid by Noall to Key Bancshares, such payment shall be returned to Noall) if and to the extent such payment would not reduce the amount which is subject to taxation under
Section 4999 of the Internal Revenue Code. In the event that the Accounting Firm or a court of competent jurisdiction (in a final judgment as to which the time for appeal has lapsed or no appeal is available) determines at any time that an Underpayment has oc-curred, any such Underpayment shall be promptly paid by Key Bancshares to or for the benefit of Noall together with interest at the applicable short-term Federal rate provided for in Section 1274(d)(1) of the Internal Revenue Code, compounded semi-annually.

                23.  DEFERRAL OF PAYMENT OF COMPENSATION UNDER
CERTAIN CIRCUMSTANCES.

                23.1 SECTION 162(M).  For purposes of this
      Section 23, the term "Section 162 (m)" shall mean Section 162 (m) of the Internal Revenue Code (which, as amended by the Revenue Reconciliation Act of 1993, prescribes rules disallowing deductions for certain "applicable employee remuneration" to any of five specified "covered employees" of a publicly held corporation in excess of $1,000,000 per year), as from time to time amended, and the corresponding provisions of any similar law subsequently enacted, and to all regulations issued under that section and any such provisions.

                23.2 DEFERRAL. Except as otherwise provided in either of Section 23.3 or Section 23.4, below, if Key Bancshares determines that, after giving effect to all applicable elective deferrals of compensation, any amount of compensation (including any base salary and any incentive compensation payable under any incentive compensation plan in which Noall is a participant) otherwise payable to Noall under this Agreement at any particular time (the "Scheduled Time"),

                (a) would not be deductible by Key Bancshares if paid at the Scheduled Time by reason of the disallowance rules of Section 162(m), and

                        (b) would be deductible by Key Bancshares if
                   deferred until and paid during a later year,

              that amount of compensation shall be deferred until, and paid during, the year that is determined by Key Bancshares to be the first year following the year of deferral during which the compensation can be paid without disallowance of the deduction for payment of the compensation by reason of
              Section 162 (m). If Key Bancshares determines that in any year following the year of deferral a portion of, but not all of, the amounts deferred (together with interest thereon as provided in Section 23.5, below) can be paid without disallowance of the deduction, that portion that can be so paid shall be paid by Key Bancshares during that year and the remainder, except as otherwise provided in Section 23.3 or Section 23.4, below, shall continue to be deferred until a later year.

                        23.3 EARLY PAYOUT OF DEFERRED AMOUNT IF DEFERRAL
              IS DETERMINED TO BE INEFFECTIVE. If any amount of compensation is deferred under Section 23.2 with the expectation that it will be deductible by Key Bancshares if paid in a later year and Key Bancshares later determines that the compensation will not be deductible by Key Bancshares even if payment thereof is deferred until a later year, then, within three months of the date on which that determination is made, the deferral with respect to that compensation shall terminate and Key Bancshares shall pay that compensation to Noall.

                        23.4 PAYOUT FOLLOWING TERMINATION OF EMPLOYMENT
              IN ALL EVENTS. On January 15 of the year immediately following the year in which Noall ceases to be employed as an officer by Key Bancshares, Key Bancshares shall pay to Noall, in a single lump sum, all amounts of compensation that have been deferred pursuant to this Section 23 and have not previously been paid out so that, as of the close of business on that date, no amount of compensation will remain deferred under this Section 23 whether or not Key Bancshares is entitled to a deduction with respect to the payment of that compensation.

                        23.5 INTEREST ON DEFERRED AMOUNTS. Upon payment
              of any amounts of compensation deferred for any period of time pursuant to this Section 23, Key Bancshares shall pay to Noall an additional amount equivalent to the interest that would have accrued on that deferred compensation if interest accrued thereon from the date on which that compensation would have been paid but for this Section 23 through the date on which that compensation is paid at a variable rate equal, in each calendar quarter, to the highest annual rate paid by Society National Bank on new IRA certificates of deposit issued in Cuyahoga County, Ohio on the first business day of that calendar quarter, compounded quarterly.

                23.6 MISCELLANEOUS. Noall's rights with respect to payment during his lifetime of any compensation deferred under this Section 23 shall not be subject to assignment. If Noall dies before all compensation deferred under this
      Section 23 has been paid to him, any such unpaid compensation shall be paid, at the same time it would have been paid if Noall had not died but had merely ceased to be an employee of Key Bancshares on the date of his death (or, if earlier, on the last date he actually was an employee of Key Bancshares), to his estate or, if Noall shall so direct to Key Bancshares in writing, to his wife or to a trust created by Noall. The obligation of Key Bancshares to make payments of compensation deferred pursuant to this Section 23 constitutes the unsecured promise of Key Bancshares to make payments from its general assets as and when due and neither Noall nor any person claiming through him shall have, as a result of this Section 23, any lien or claim on any assets of Key Bancshares that is superior to the claims of the general creditors of Key Bancshares.

                24.  MERGER OR TRANSFER OF ASSETS OF KEY
BANCSHARES. Key Bancshares will not consolidate with or merge into any other corporation, or transfer all or substantially all of its assets to another corporation, unless such other corporation shall assume this Agreement in a signed writing and deliver a copy thereof to Noall. Upon such assumption the successor corporation shall become obligated to perform the obligations of Key Bancshares under this Agreement, and the term "Key Bancshares" as used in this Agreement shall be deemed to refer to such successor corporation.

                25.  NOTICES.  Notices and all other
communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person (to the Secretary of Key Bancshares in the case of notices to Key Bancshares and to Noall in the case of notices to Noall) or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

                If to Key Bancshares:

                Key Bancshares Inc.
                127 Public Square
                Cleveland, Ohio 44114-1306
                Attention:  Secretary

                If to Noall:

                Mr. Roger Noall
                13705 Shaker Boulevard
                Cleveland, Ohio 44120
or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                26. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall remain in full force and effect.

                27.  MISCELLANEOUS.  No provision of this
Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in a writing signed by Noall and Key Bancshares. No waiver by either party hereto at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time. No agreement or representation, oral or otherwise, express or implied, with respect to the subject matter hereof has been made by either party which is not set forth expressly in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

                28. PRIOR AGREEMENT. This Agreement amends, restates, and extends the employment agreement between Noall and Society Corporation made December 5, 1990, and shall become effective at the Effective Time. At such time, the provisions of this Agreement shall supersede the provisions of the December 5, 1990 agreement and that agreement and all prior agreements on the same subject matter shall hereafter be of no further force or effect.


                              SOCIETY CORPORATION


                                 By ______________________________
                                    Robert W. Gillespie, Chairman
                                    and Chief Executive Officer




                                    ______________________________
                                    ROGER NOALL

                         BOARD OF DIRECTORS' MEETING

                     CENTRAL NATIONAL BANK OF CLEVELAND

                              NOVEMBER 21, 1984

                                  RESOLUTION


WHEREAS, this Board has decided to provide supplemental and independent retirement benefits to Roger Noall, Executive Vice President and Chief Financial Officer of the Bank ("Noall"), in addition to the retirement benefits incidental to his employment with Central National Bank of Cleveland and its successors and assigns (the "Bank").

RESOLVED, that the officers of the Bank are hereby authorized and directed to pay supplemental and independent retirement benefits to Noall based on the following terms and conditions:

    In addition to any retirement benefits possessed by Noall incident to his employment with the Bank, Noall shall have supplemental and independent retirement benefits as follows:

    (a) SURVIVOR BENEFITS

        If Noall is employed by the Bank at the time of his death, his spouse shall be entitled to supplemental and independent pre-retirement survivor benefits determined under Article VII of the Central National Bank of Cleveland's Retirement Plan, as amended (the "Plan"), in accordance with the provisions of the Plan in existence on November 21, 1984, based on the amount determined pursuant to paragraph (b) below.

    (b) AMOUNT OF RETIREMENT INCOME AND PAYMENTS

        Noall shall be entitled to supplemental and independent retirement income payment benefits determined under the formula as set forth in
        Article VI of the Plan, in accordance with the provisions of the Plan in existence on November 24, 1984 as if he had 5 years of Membership and as if his "Highest Compensation" equals his 1984 "Compensation", as such terms are defined in the Plan in existence on November 24, 1984.

FURTHER RESOLVED, that the officers of the Bank be and each of them is hereby authorized to take any and all action and to execute any and all documents necessary to implement the foregoing resolution.

FURTHER RESOLVED, that any Assistant Secretary of the Bank is hereby authorized and directed to evidence the Bank's obligation to pay the supplemental and independent retirement benefits as set forth above, by providing Noall wih a certified copy of this resolution.

    I hereby certify the the foregoing is a true copy of a resolution duly adopted by the Board of Directors of Central National Bank of Cleveland at a meeting thereof held on November 21, 1984 and that such resolution is still in full force and effect.

November 21, 1984                              Lawrence J. Carlini
                                          --------------------------------
                                                Assistant Secretary